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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                  __________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): July 11, 2001


                             KAISER VENTURES INC.
              (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-18858            94-0594733
(State or Other Jurisdiction        (Commission         (IRS Employer
     of Incorporation)              File Number)      Identification No.)


3633 E. Inland Empire Blvd., Ste. #850, Ontario California      91764
         (Address of Principal Executive Offices)             (Zip Code)


      Registrant's telephone number, including area code:  (909) 483-8500
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Item 5. Other Events.

     On July 11, 2001, the Registrant conducted an investor conference call in connection with the proposed conversion of the Registrant into a limited liability company through the merger of Kaiser Ventures Inc. ("Kaiser Inc.") into a newly formed limited liability company, Kaiser Ventures LLC ("Kaiser LLC"). The merger, which requires approval by Kaiser Inc.'s stockholders, would result in each Kaiser Inc. stockholder receiving merger consideration of $10 in cash plus one Class A Membership Unit in Kaiser LLC for each share of common stock owned in Kaiser Inc. On July 11, 2001, the Registrant filed a Schedule 14A with the Securities and Exchange Commission attaching a press release, a script for the investor conference call, investor talking points and a website discussion of the proposed conversion. This Current Report on Form 8-K is filed by the Registrant pursuant to Item 5 and attaches as Exhibit 99 to this report a second copy of the script for the investor conference call, attaching a transcript of investor questions and answers, which exhibit is incorporated into this report by reference.

     This Current Report on Form 8-K and Exhibit 99 attached hereto are summary in nature and do not provide all of the important information with respect to the proposed conversion proposal. Once the Registrant sets the date of its stockholders' meeting, the Registrant will be mailing a Proxy Statement to the address of record of each of its stockholders. That Proxy Statement will contain important information about the conversion proposal, and the Registrant's stockholders should carefully review the Proxy Statement, and the documents which it references, before voting with respect to the conversion proposal. The Proxy Statement and related exhibits will also be available for free at the SEC's website http://www.sec.gov.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                KAISER VENTURES INC.


                                       /s/ Richard E. Stoddard
Dated: July 13, 2001               By:________________________________________
                                         Richard E. Stoddard
                                         President and Chief Executive Officer

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                                 Exhibit Index
                                 -------------

No.          Document
---          --------

99 Investor Conference Call Script attaching Transcript of Investor Questions and Answers, dated July 11, 2001